EXHIBIT 10.3

EXECUTION VERSION

Surplus Margin Guaranty

GUARANTY (this “Guaranty”), dated as of June 16, 2009, made by FIRSTENERGY NUCLEAR GENERATION CORP., a corporation organized and existing under the laws of the State of Ohio (the “Guarantor”), in favor of THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, THE TOLEDO EDISON COMPANY and OHIO EDISON COMPANY, corporations organized and existing under the laws of the State of Ohio (the “Guaranteed Parties”).  Terms not defined herein take on the meaning given to them in the Master SSO Supply Agreements by and between the Guaranteed Parties and each of the suppliers listed on Appendix A thereto, under which FIRSTENERGY SOLUTIONS CORP., a corporation organized and existing under the laws of the State of Ohio and the parent of the Guarantor, is an SSO Supplier (the “SSO Supplier”), relating to tranches referenced in Schedule 1 hereto (the “Agreements”).

PRELIMINARY STATEMENTS

WHEREAS, the SSO Supplier has entered into or been assigned the Agreements with the Guaranteed Parties pursuant to which it is obligated to post Surplus Margin;

WHEREAS, the Agreements provide that the SSO Supplier may satisfy such Surplus Margin obligations through the delivery of First Mortgage Bonds by a Guarantor; and

WHEREAS, the SSO Supplier and the Guarantor, as a wholly owned subsidiary of the SSO Supplier and the owner of generating assets committed, in part, to the supply of a portion of generation service under the Agreements, desire to deliver First Mortgage Bonds of the Guarantor to the Guaranteed Parties in satisfaction of such Surplus Margin obligations;

NOW, THEREFORE, in consideration of the execution and delivery by the SSO Supplier and the Guaranteed Parties of the Agreements, which the Guarantor hereby agrees shall benefit it and which the Guarantor acknowledges have been made in part in reliance upon the availability and execution and delivery of this Guaranty, the Guarantor hereby agrees as follows:

1    (a)    The Guarantor hereby irrevocably and unconditionally guarantees pursuant to the terms and conditions hereof the SSO Supplier’s obligations to deliver Surplus Margin from time to time in accordance with the Agreements (the “Guaranteed Obligations”).

          (b)    Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date under the Agreements (a “Demand Event”), the Guaranteed Parties may exercise their rights under clause (iv) of Section 6.8 of the Agreements in respect of the Guaranteed Obligations by written notice of demand for payment (a “Demand Notice”) to the Guarantor stating (i) that a Demand Event has occurred and is continuing and (ii) the amount of the payment for Surplus Margin to which the Guaranteed Parties are entitled to as of the time of such Demand Notice as calculated for such day pursuant to the provisions of the Agreements (the “Demand Amount”).  Any Demand Notice shall also be delivered to the Trustee (as defined below).

          (c)    The Guarantor’s payment obligation in respect of any Demand Amount under this Guaranty shall be evidenced by Guaranty Bonds (as defined below) delivered concurrently herewith to, and registered in the name of FirstEnergy Service Company (“Service Co”) as custodian for the Guaranteed Parties.  Upon receipt by the Guarantor of a Demand Notice, the Guaranty Bonds shall be subject to mandatory redemption at an aggregate redemption price equal to the lesser of (i) the Demand Amount and (ii) the maximum aggregate principal amount of all Guaranty Bonds then outstanding.  Notwithstanding the foregoing, the redemption price shall be reduced to the extent of the prior payment of Surplus Margin owing from any other source available to the Guaranteed Parties.

          (d)    “Guaranty Bonds” means First Mortgage Bonds of a series issued under the Guarantor’s Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009 (as amended and supplemented from time to time, the “Indenture”), to The Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”), which Guaranty Bonds shall be substantially in the form attached hereto as Exhibit A.  Each Guaranty Bond delivered pursuant to this Guaranty from time to time by the Guarantor shall be in a maximum principal amount of not less than $250 million; provided, however, that the initial Guaranty Bond delivered pursuant to this Guaranty shall be in a maximum principal amount of no less than $500 million.

          (e)    In the event the principal of the Guaranty Bonds are declared or may become due before the maturity thereof upon the happening of an “Event of Default” as therein defined, the aggregate amount due and payable in respect of the Guaranty Bonds shall be the lesser of (a) the aggregate maximum principal amount of Guaranty Bonds then outstanding and (b) the amount of the payment for Surplus Margin to which the Guaranteed Parties otherwise would be entitled had a Demand Event occurred on and as of such date of such declaration or acceleration (the “Default Amount”). Upon notice to the Guaranteed Parties of any such declaration or acceleration, the Guaranteed Parties shall promptly provide the Company and the Trustee with a calculation of such Default Amount.

    2.   Subject to the requirements in paragraph 1 above as to the delivery and receipt of a Demand Notice and to the provisions of Section 6.7(b) of the Agreements, the Guarantor hereby waives diligence, acceleration, notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment and all demands whatsoever except as noted herein, notice of protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by any Guaranteed Parties against, and any other notice to, any party liable thereon (including the Guarantor or any other guarantor), filing of claims with a court in the event of the insolvency or bankruptcy of the SSO Supplier, and any right to require a proceeding first against the SSO Supplier. This Guaranty is a guarantee of payment and not of collection.

        3.   Subject to the obligations of the Guaranteed Parties to return First Mortgage Bonds, including the Guaranty Bonds, in accordance with the provisions of Section 6.7(b) of the Agreements, the Guaranteed Parties may, at any time and from time to time, without notice to or consent of the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions: (i) take or refrain from taking any and all actions with respect to the Guaranteed Obligations, any document or any person (including the SSO Supplier) that the Guaranteed Parties determine in their sole discretion to be necessary or appropriate; (ii) take or refrain from taking any action of any kind in respect of any security for any Guaranteed Obligations or liability of the SSO Supplier to the Guaranteed Parties; or (iii) compromise or subordinate any Guaranteed Obligations or liability of the SSO Supplier to the Guaranteed Parties including any security therefore.  Notwithstanding the provisions of Section 1(d) above, if at any time the amount of Surplus Margin falls below $250 million, the Guarantor may request that the Guaranteed Parties consent to the return of an appropriate portion of the then remaining Guaranty Bond, such consent not be unreasonably withheld.  Any Guaranty Bonds to be returned pursuant to the foregoing or pursuant to Section 6.7(b) shall be delivered to the Trustee for cancellation or, as the case may be, exchange for a new Guaranty Bond in a lower principal amount, provided however, that the last proviso in Section 6.7(b) shall continue in full force and effect at all times during the term of the Agreements.

        4.   Subject to the terms and conditions hereof and to the provisions of Section 6.7(b) of the Agreements, the obligations of the Guarantor under this Guaranty are absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, waiver, consent, discharge or release by the SSO Supplier concerning any provision of the Agreements in respect of any Guaranteed Obligations of the SSO Supplier; (ii) the rendering of any judgment against the SSO Supplier or any action to enforce the same; (iii) the existence, or extent of, any release, exchange, surrender, non-perfection or invalidity of any direct or indirect security for any of the Guaranteed Obligations; (iv) any modification, amendment, waiver, extension of or supplement to any of the Agreements or the Guaranteed Obligations agreed to from time to time by the SSO Supplier and the Guaranteed Parties; (v) any change in the corporate existence (including its constitution, laws, rules, regulations or powers), structure or ownership of the SSO Supplier or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceedings affecting the SSO Supplier or its assets, the Guarantor or any other guarantor of any of the Guaranteed Obligations; (vi) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the SSO Supplier, the Guaranteed Parties or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vii) the invalidity, irregularity or unenforceability in whole or in part of the Agreements or any Guaranteed Obligations or any instrument evidencing any Guaranteed Obligations or the absence of any action to enforce the same, or any provision of applicable law or regulation purporting to prohibit payment by the SSO Supplier of amounts to be paid by it under the Agreements or any of the Guaranteed Obligations; and (viii) except for a failure to comply with any applicable statute of limitations, any other act or omission to act or delay of any kind of the SSO Supplier, any other guarantor, the Guaranteed Parties or any other corporation or person or any other event, occurrence or circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

        5.   The Guarantor hereby irrevocably waives (a) any right of reimbursement or contribution, and (b) any right of salvage against the SSO Supplier or any collateral security or guaranty or right of offset held by the Guaranteed Parties therefor.

6.   The Guarantor will not exercise any rights, which it may acquire by way of subrogation until all Guaranteed Obligations to the Guaranteed Parties pursuant to the Agreements have been paid in full.

7.   Subject to the terms and conditions hereof, this Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms here of shall be conclusively presumed to have been created in reliance hereon.  Except for a failure to comply with any applicable statute of limitations, no failure or delay on the part of the Guaranteed Parties in exercising any right, power or privilege hereunder, and no course of dealing between the Guarantor and the Guaranteed Parties, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies, which the Guaranteed Parties would otherwise have.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice of demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Parties to any other or further action in any circumstances without notice or demand.

8.   This Guaranty shall be binding upon the Guarantor and upon its successors and assigns and shall inure to the benefit of and be enforceable by the Guaranteed Parties and its successors and assigns; provided, however, that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Guaranteed Parties. The assignment rights of the Guaranteed Parties will be in accordance with the terms of the underlying Agreements.

9.   Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except upon written agreement of the Guaranteed Parties and the Guarantor.

10.         The Guarantor agrees that its liability as guarantor shall continue and remain in full force and effect in the event that all or any part of any payment made hereunder or any obligation or liability guaranteed hereunder is recovered (as a fraudulent conveyance, preference or otherwise) rescinded or must otherwise be reinstated or returned due to bankruptcy or insolvency laws or otherwise.

11.         All notices and other communications hereunder shall be made at the addresses by hand delivery, by the next day delivery service effective upon receipt or by certified mail return receipt requested (effective upon scheduled weekday delivery day) or telefacsimile (effective upon receipt of evidence, including telefacsimile evidence, that telefacsimile was received):

If to the Guarantor:

FirstEnergy Nuclear Generation Corp.
76 South Main Street, 17th Floor
Akron, OH 44308
Attention:  Randy Scilla, Assistant Treasurer
Telephone: 330-384-5202
Facsimile: 330-384-3722
scillar@firstenergycorp.com

If to the Trustee:

The Bank of New York Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113
Attention: Biagio S. Impala, Vice President
Telephone: 216-622-6516
Facsimile: 216-621-1441
biagio.impala@bnymellon.com

If to the Guaranteed Parties:

The Cleveland Electric Illuminating Company,
The Toledo Edison Company and
Ohio Edison Company
c/o FirstEnergy Corp.
76 South Main Street
18th Floor Akron, OH 44308
Attention: Richard R. Grigg, President
Telephone: 330-384-5838

Facsimile: 330-384-5669
rgrigg@firstenergycorp.com
Thomas R. Sims, Senior Business Analyst
Telephone: 330-384-3808
Facsimile: 330-255-1662
simst@firstenergycorp.com

12.         If claim is ever made upon the Guaranteed Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and the Guaranteed Parties repay all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Guarantor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of the Agreements or other instrument evidencing any liability of the Guarantor, and the Guarantor shall be and remain liable to the Guaranteed Parties hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

13.         The Guarantor hereby certifies that it satisfies the Minimum Rating by virtue of the fact that its senior unsecured debt securities (in the form of outstanding pollution control bonds for which it is the primary obligor and which are guaranteed by the SSO Supplier) have heretofore been rated no lower than the Minimum Rating by S&P and Moody’s.

14.         This Guaranty shall remain in full force and effect until all Guaranteed Obligations have been fully and finally performed, at which point it will expire. The Guarantor may terminate this Guaranty upon thirty (30) days prior written notice to the Guaranteed Parties which termination shall be effective only upon receipt by the Guaranteed Parties of alternative means of security or credit support for Surplus Margin, as specified in the Agreements and in a form reasonably acceptable to the Guaranteed Parties; provided, however, that nothing herein shall be construed to affect in any way the obligations of the Guaranteed Parties to return First Mortgage Bonds, including the Guaranty Bonds, in accordance with the provisions of Section 6.7(b) of the Agreements.  Upon the effectiveness of any such expiration or termination, the Guarantor shall have no further liability under this Guaranty, except with respect to the Guaranteed Obligations entered into prior to the time the expiration or termination is effective, which Guaranteed Obligations shall remain guaranteed pursuant to the terms of this Guaranty until finally and fully performed.

15.         The Guarantor represents and warrants that: (i) it is duly organized and validly existing under the laws of the State of Ohio and has the power and authority to execute, deliver, and perform this Guaranty; (ii) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over the Guarantor is required on the part of the Guarantor for the execution, delivery and performance of this Guaranty except for those already made or obtained; (iii) this Guaranty constitutes a valid and legally binding agreement of the Guarantor, and is enforceable against the Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity; and (iv) the execution, delivery and performance of this Guaranty by the Guarantor have been and remain duly authorized by all necessary corporate or comparable action and do not contravene any provision of its Articles of Incorporation or Code of Regulations or any law, regulation or contractual restriction binding on it or its assets.

16.         This Guaranty and the rights and obligations of the SSO Supplier and the Guarantor hereunder shall be construed in accordance with and governed by the laws of the State of Ohio. The Guarantor and Guaranteed Parties jointly and severally agree to the exclusive jurisdiction of State and federal courts located in the State of Ohio over any disputes arising or relating to this Guaranty and waive any objections to venue or inconvenient forum. The Guarantor and Guaranteed Parties each hereby irrevocably waive any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Guaranty.

17.         This writing is the complete and exclusive statement of the terms of this Guaranty and supersedes all prior oral or written representations, understandings, and agreements between the Guaranteed Parties and the Guarantor with respect to subject matter hereof. The Guaranteed Parties and the Guarantor agree that there are no conditions to the full effectiveness of this Guaranty.

18.         Every provision of this Guaranty is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

19.         No trustee or shareholder of the Guarantor shall be held to any liability whatsoever for any obligation under this Guaranty, and this Guaranty shall not be enforceable against any such trustee in their or his or her individual capacities or capacity. This Guaranty shall be enforceable against the trustees of the Guarantor only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Guaranty and relating to the Guarantor, its shareholders or trustees shall look solely to the trust estate of the Guarantor for the payment or satisfaction thereof.

20.         Notwithstanding anything to the contrary in the Agreements, by their acceptance of this Guaranty, the Guaranteed Parties hereby (i) accept the Guarantor as a “Guarantor” of the SSO Supplier for purposes of posting First Mortgage Bonds to cover

Surplus Margin obligations of the SSO Supplier, (ii) agree that the Guarantee Bonds conform to the requirements set forth in Appendix F to each of the Agreements and together with this Guaranty are satisfactory in form, amount and substance and (iii) agree that this Guaranty is limited to a guaranty of such Surplus Margin in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed, delivered and effective as of the date first above written.

FIRSTENERGY NUCLEAR GENERATION CORP .
By:	/s/ Randy Scilla
Name: Randy Scilla Title: Assistant Treasurer

Accepted and Agreed to as of the
date set forth above:

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

By: /s/ Richard R. Grigg
Name: Richard R. Grigg
Title: President

THE TOLEDO EDISON COMPANY

By: /s/ Richard R. Grigg
Name: Richard R. Grigg
Title: President

OHIO EDISON COMPANY

By: /s/ Richard R. Grigg
Name: Richard R. Grigg
Title: President

Signature page to Surplus Margin Guaranty

Schedule 1

FirstEnergy Solutions Corp. Tranches
51 tranches per Master SSO
5 tranches assigned by Sempra Energy Trading
6 tranches assigned by JP Morgan Ventures Energy Corp.
62 Total Tranches

Exhibit A

Form of Guaranty Bond

[FORM OF FIRST MORTGAGE BOND OF GUARANTEE SERIES B]

This Bond is not transferable except (i) to a successor to FirstEnergy Service Company, as Custodian, under the Custodian Agreement referred to herein pursuant to which it acts on behalf of The Cleveland Electric Illuminating Company, The Toledo Edison Company and Ohio Edison Company, as Guaranteed Parties under the Guaranty Agreement, of the Company, as Guarantor, as referred to herein, (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” or an “Early Termination Date” as defined in the Agreements referred to in the Guaranty Agreement or an “Event of Default” as defined in the Indenture or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

FIRSTENERGY NUCLEAR GENERATION CORP.

First Mortgage Bond, Guarantee Series B of 2009 due 2011

Due May 31, 2011

Maximum Principal

Amount: $[_____________________]                                                                                      No. R-__

FIRSTENERGY NUCLEAR GENERATION CORP., a corporation of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to FirstEnergy Service Company, a corporation of the State of Ohio (“FirstEnergy Service”) as Custodian, under the Custodian Agreement (as defined below), pursuant to which it acts on behalf of The Cleveland Electric Illuminating Company, The Toledo Edison Company and Ohio Edison Company, as Guaranteed Parties under the Company’s Guaranty Agreement (the “Guaranty Agreement”), or registered assigns, on May 31, 2011, the principal sum equal to the lesser of (a) the Demand Amount (as defined in the Guaranty Agreement), if any, due and owing on such date and (b) the maximum principal amount set forth above.  Interest on the Bonds of this series shall only be payable in the case of any default by the Company in the payment of the principal due on any Bonds of this series, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined), and shall accrue from the date of such default until payment at a default rate of 8.0% per annum.  The interest on each Bond of this series so payable shall, subject to the exceptions provided in Section 3.07 of the Indenture, be paid to the person in whose name such Bond is registered on the date of such payment.  The principal of, and the interest on, this Bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

This Bond is one of an issue of Bonds of the Company known as its First Mortgage Bonds, issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the First Supplemental Indenture dated as of June 15, 2009 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security.  As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is one Bond of a series entitled “First Mortgage Bonds, Guarantee Series B of 2009 due 2011,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $500,000,000.

Upon receipt of a Demand Notice (as defined in the Guaranty Agreement) by the Company and the Trustee from an authorized representative of the holder hereof at any time prior to maturity, the Bonds of this series shall be redeemed by the Company in whole on the third Business Day following receipt of such notice at a redemption price equal to the lesser of (a) the Demand Amount specified in such Demand Notice and (b) 100% of the aggregate maximum principal amount of Bonds of this series then outstanding.  Any such redemption shall become null and void for all purposes under the Indenture upon receipt by the Company and the Trustee of written notice from an authorized representative of the holder hereof of the rescission of the aforesaid Demand Notice prior to the redemption date, and thereupon no redemption of the Bonds of this series and no payment in respect thereof as specified in the Demand Notice, shall be effected or required.  But no such rescission shall extend to any subsequent Demand Notice from an authorized representative of the holder hereof or impair any right consequent on any such subsequent Demand Notice.

The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.  In such event, the aggregate amount due and payable in respect of the Bonds of this series shall be the Default Amount (as defined in the Guaranty Agreement) as of such date.  Upon notice to the holder hereof of any such declaration or acceleration, the holder shall provide the Trustee with a calculation of such Default Amount.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this Bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond is nontransferable except to (i) effect transfer to any successor to FirstEnergy Service, as Custodian, under the Custodian Agreement, dated as of June 16, 2009, among FirstEnergy Service and the Guaranteed Parties, relating to the Guaranty Agreement (the “Custodian Agreement”), (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” or an “Early Termination Date” as defined in the Agreements (as defined in the Guaranty Agreement) or an “Event of Default” as defined in the Indenture or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.  But this Bond is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered Bond or Bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

This Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.

Dated: _____________

FIRSTENERGY NUCLEAR GENERATION CORP.

By:
Name:
Title:

Attest:

Name:
Title:

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

TRUSTEE’S AUTHENTICATION CERTIFICATE

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory